As filed with the Securities and Exchange Commission on May 1, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AZURRX BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	46-4993860
(State or other jurisdiction ofincorporation or organization)	(I.R.S. EmployerIdentification No.)

AzurRx BioPharma, Inc. 760 Parkside Avenue Downstate Biotechnology Incubator, Suite 304 Brooklyn, New York 11226 (646) 699-7855	Johan M. (Thijs) Spoor President and Chief Executive Officer AzurRx BioPharma, Inc. 760 Parkside Avenue Downstate Biotechnology Incubator, Suite 304 Brooklyn, New York 11226 (646) 699-7855
(Address, including zip code, and telephone number, including area code of Registrant’s principal executive offices),	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Johan M. (Thijs) Spoor
President and Chief Executive Officer
AzurRx BioPharma, Inc.
760 Parkside Avenue
Downstate Biotechnology Incubator, Suite 304
Brooklyn, New York 11226
(646) 699-7855

Daniel W. Rumsey, Esq.
Jessica R. Sudweeks, Esq.
Disclosure Law Group,
a Professional Corporation
600 West Broadway, Suite 700
San Diego, California 92101
Tel: (619) 272-7050
Fax: (619) 330-2101

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒   File No. 333-221275

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
☐

CALCULATION OF REGISTRATION FEE
Title of each class ofsecurities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Common Stock, par value $0.0001 per share
Total	$400,000.00	$49.80

(1)
The Registrant previously registered the securities at an aggregate initial offering price not to exceed $10,000,000 on Registration Statement Form S-3 (File No. 333-221275), which was declared effective on November 17, 2017. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, and certain interpretations by the U.S. Securities and Exchange Commission, an additional amount of securities $400,000 having a proposed maximum aggregate offering price of no more than 20% of the remaining amount $10,000,000 of the offering price of the securities eligible to be sold under the above referenced Registration Statement is hereby registered.

(2)
The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

This registration statement shall become effective upon filing with the U.S. Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) and General Instruction IV to Form S-3, both as promulgated under the Securities Act of 1933, as amended, to register additional shares of our common stock, par value $0.0001 per share, with an aggregate public offering price not to exceed $400,000. This registration statement relates to our registration statement on Form S-3 (File No. 333-221275), which was originally filed with the Securities and Exchange Commission on November 1, 2017, and declared effective by the Securities and Exchange Commission on November 17, 2017. In accordance with Rule 462(b), this registration statement incorporates by reference the contents of our registration statement on Form S-3 (File No. 333-221275), including all amendments, supplements and exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.  The required opinion and consents are listed on the Exhibit Index attached to and filed with this registration statement.

EXHIBIT INDEX

ExhibitNo.	Description
5.1*	Opinion of Disclosure Law Group, a Professional Corporation

23.1*	Consent of Independent Registered Public Accounting Firm – Mazars USA LLP

23.2*	Consent of Disclosure Law Group, a Professional Corporation (included in Exhibit 5.1)

24.1**	Power of Attorney (included on signature page to the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on November 1, 2017 (File No. 333-221275)).

*     Filed herewith.
**   Previously filed with the Registration Statement on Form S-3 (File No. 333-221275) filed with the Securities and Exchange Commission on November 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brooklyn, State of New York, on May 1, 2018.

AZURRX BIOPHARMA, INC.

By:	/s/ Johan M. (Thijs) Spoor
Johan M. (Thijs) Spoor
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

s/ Johan M. (Thijs) Spoor	President, Chief Executive Officer and Director	May 1, 2018
Johan M. (Thijs) Spoor	(principal executive officer)

/s/ Maged Shenouda	Chief Financial Officer and Director	May 1, 2018
Maged Shenouda	(principal financial and accounting officer)

/s/ *	Chairman of the Board of Directors	May 1, 2018
Edward J. Borkowski

/s/ *	Director	May 1, 2018
Alastair Riddell

/s/ *	Director	May 1, 2018
Charles Casamento

/s/ *	Director	May 1, 2018
Vern Lee Schramm

By:	/s/ Johan M. (Thijs) Spoor
Johan M. (Thijs) Spoor Attorney-in-Fact